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                                                                 EXHIBIT 10.16

                               SEVERANCE AGREEMENT


         This Severance Agreement (the "Agreement") is made as of the 11th day of November, 1998, by and between MAVERICK TUBE CORPORATION, a Delaware corporation (the "Company"), and ___________________ ("Executive").

         WHEREAS, the Board of Directors of the Company ("Board") has determined that it is in the best interests of the Company and its stockholders that the continuous employment of key management personnel be fostered; and

         WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of such personnel to their management duties;

         NOW, THEREFORE, for good and valuable consideration the sufficiency and receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. Definitions. Capitalized terms used in this Agreement have the meanings set forth below.

                   (a)_____"Cause" means the commission of (i) an act or acts of personal dishonesty performed by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company or an affiliate; (ii) an act of disloyalty or conduct clearly tending to bring discredit upon the Company or any affiliate; or (iii) a felony involving moral turpitude.

                   (b)_____"Change in Control" means:

                            (i) the acquisition, direct or indirect, by any individual, entity, or group ("Person"), of beneficial ownership of thirty-five percent (35%) or more of either all then outstanding shares of Stock or, if different, the combined voting power of all then outstanding voting securities entitled to vote generally in the election of directors ("Other Voting Securities") of the Company, provided that the following acquisitions shall not constitute a change of control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any affiliate; and (D) any acquisition pursuant to a transaction immediately following which the conditions described in clauses (A),
         (B), and (C) of part (iii) of this Section 4 are satisfied; or

                            (ii) the cessation of those individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date of this Agreement whose election or nomination was approved by at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board, other than an individual becoming a director as a result of either an actual or threatened election contest or solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                            (iii) the approval by the stockholders of the Company of a reorganization, merger, or consolidation (each, a "Transaction") unless, in each case, following such Transaction (A) all or substantially all of the beneficial owners of the Stock and the combined voting power of all outstanding Other Voting Securities of the Company immediately prior to such Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the common stock and the combined voting power of all outstanding Other Voting Securities of the corporation resulting from such Transaction ("Resulting Corporation") in substantially the same proportions as their ownership immediately prior to such Transaction; (B) no Person (other than the Company and any employee benefit plan or related trust of the Company or a Resulting Corporation) beneficially owns thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the Resulting Corporation or the combined voting power of all then outstanding Other Voting Securities of such Resulting Corporation and (C) at least a majority of the directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Transaction; or

                            (iv) the approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the disposition of substantially all of the assets of the Company other than to a corporation with respect to which all of the following is true following such disposition: (I) more than 50% of, respectively, the then outstanding shares of common stock of such corporation ("New Stock") and the combined voting power of all outstanding Other Voting Securities of such corporation ("New Other Voting Securities") is then owned beneficially, directly or indirectly, by substantially all of the beneficial owners of the Stock and the combined voting power of all outstanding Other Voting Securities of the Company in substantially the same proportions as their ownership of such securities of the Company immediately prior thereto; (II) no Person other than the Company and any employee benefit plan or related trust of the Company or of such corporation then beneficially owns thirty-five percent (35%) or more of the New Stock or the New Other Voting Securities; and (III) at least a majority of the directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.

                   (c)_____"Effective   Date"   means  the  date  on  which  the
termination of the Executive's employment is to be effective under the terms of any written notice or other documentation thereof.

                   (d)_____"Good Reason" for termination by the Executive of his employment means the occurrence (without the Executive's written consent) of any of the following unless, in the case of any of (i), (v), (vi), or (vii), such act or failure to act is corrected within five business days following the giving of notice of termination by the executive, in the case of (iii) below, such act is not objected to in writing by the Executive within fourteen days after notification thereof:

                            (i) the assignment to the Executive of duties inconsistent with his status as an executive officer of the Company or a meaningful alteration, adverse to the Executive, in the nature or status of his responsibilities (other than reporting responsibilities) from those in effect immediately prior to the Change in Control;

                            (ii) a reduction in the Executive's Regular Annual Salary except for an across-the-board salary reduction similarly affecting all senior executives of the Company and all senior executives of any person or entity in control of the Company;

                            (iii) a requirement by the Company that the Executive relocate his residence outside the metropolitan area in which the Executive was based immediately prior to a Change in Control, provided that business travel in an amount substantially consistent with an Executive's previous travel obligations shall in no event constitute such a requirement;

                            (iv) failure by the Company to pay any portion of his compensation within fourteen days of the date it is due;

                            (v) failure by the Company to continue in effect any
         compensation plan in which the Executive participates immediately prior to a Change in Control that is material to the Executive's compensation, unless an equitable arrangement has been made with respect to such plan;

                            (vi) failure by the Company to continue the Executive's participation in a plan described in (v) or a substitute or alternative plan on a basis not materially less favorable to the Executive as existed at the time of a Change in Control;

                            (vii) failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by him prior to a Change in Control; or

                            (viii) the determination by the Executive, in his sole and absolute discretion, that the business philosophy or policies of the Company or its successor or the implementation thereof is not compatible with those of the Executive.

          The Executive's continued employment shall not of itself constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                   (e)_____"Potential Change in Control" means:

                            (i) the entrance by the Company into an agreement the consummation of which would result in the occurrence of a Change in Control;

                            (ii) the announced intention of the Company or any person or entity of taking any action that, if consummated, would constitute a Change in Control; or

                            (iii) the adoption by the Board of a resolution to the effect that for purposes of this Agreement, a Potential Change in Control has occurred.

                   (f)_____"Regular Annual Salary" means the base annual salary being paid to the Executive immediately prior to the Effective Date, exclusive of any bonuses or other incentive compensation, but inclusive of any compensation then being deferred by the Executive under the Company's Deferred Compensation Plan.

                   (g)_____"Retirement" means the termination of employment of a Company employee if such employee immediately thereafter receives benefits under any retirement plan of the Company in effect immediately prior to a Change in Control or if such termination is in accordance with any retirement arrangement established with the Executive's consent with respect to the Executive.

                   (h)_____"Stock" means the $.01 par value common stock of the Company.

                   (i)_____"Tax Gross-up Amount" means the sum of (x) an amount equal to all taxes imposed upon Executive under Section 4999(a) of the Internal Revenue Code of 1986, as amended (the "Code"), resulting from payments or other benefits (including, without limitation, accelerated vesting or exercisability of stock rights or options) to Executive under this Agreement being deemed "excess parachute payments," as such term is defined in Section 280(G)(b) of the Code (the "Subject Taxes"), and (y) an amount which will as closely as reasonably practicable approximate any additional income or excise taxes payable by Executive as a result of the payment of the Subject Taxes on behalf of the Executive pursuant to this Agreement.

                   (j)_____"Total Disability" means the inability of the Executive to perform the duties of his position for the greater of 180 successive days or a total of 270 days in any period of 365 days or such period as constitutes "total disability" under any disability insurance program or plan maintained by the Company.

         2. Term. The term of this Agreement shall begin as of the date set forth above and shall continue through November 11, 2001, provided that as of November 11, 2001 and each November 11 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not less than six months prior to any such date, either (i) the Company or the Executive shall have given notice to the contrary, or (ii) a Change of Control has occurred. If a Change in Control occurs at any time during the term or any renewal term of this Agreement, notwithstanding notice of termination having been given, this Agreement shall remain in effect for a period of not less than two years from the date of such Change in Control.

         3. Severance Pay. If the employment of Executive is terminated at a time not within the thirty (30) month period following a Change in Control, other than (i) by the Company for Cause, (ii) by reason of death, Total Disability, or Retirement, or (iii) by the Executive without Good Reason, as of the Effective Date, and in addition to all obligations otherwise owing to the Executive on the Effective Date, the Company shall continue to pay to the Executive for a period of six months following the Effective Date (I) amounts equal to those received periodically prior to the Effective Date in payment of his Regular Annual Salary, on the same periodic schedule as prior to the Effective Date, and (II) benefits under group health and life insurance plans in which the Executive participated prior to the Effective Date, to the extent permissible under the terms of such plans to do so. Except as specifically provided herein, no other payments or benefits will be furnished or paid, and all contributions or deductions, if any (other than deductions made in connection with the benefits specifically provided for herein, if any), shall cease as of the Effective Date.

         4. Confidentiality. The Executive specifically acknowledges that all information pertaining to the Company or its business received by him during the course of his employment that has been designated confidential by the Company or has not been made publicly available is the exclusive property of the Company, and the Executive agrees that during and after his employment by the Company, he will not disclose any of such information without the prior written consent of the Board to anyone not employed by the Company or engaged by the Company to render services to it. The Executive further agrees that he will not use such information for his own benefit or the benefit of any party other than the Company. This Section 4 shall survive termination of this Agreement.

         5. Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company following the occurrence of such event until the earliest of (i) six months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of his employment for Good Reason (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) or by reason of death or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

         6. Compensation Upon Termination Following a Change in Control. If, within thirty (30) months after the occurrence of a Change in Control, the Executive's employment is terminated other than (i) by the Company for Cause,
(ii) by reason of death, Total Disability, or Retirement, or (iii) by the Executive without Good Reason, then, in addition to all obligations otherwise owing to the Executive on the Effective Date, the Company shall pay or provide to the Executive within sixty (60) days of the Effective Date the following: (I) a lump sum amount equal to the product of 2.5 and the sum of (a) the Executive's then Regular Annual Salary, and (b) the annual amount that would be paid to Executive pursuant to the Company's Performance Bonus Plan assuming that all performance levels had been achieved at maximum levels; (II) for a period of thirty (30) months following the Effective Date, (A) the continuation of health insurance, life insurance, and disability insurance benefits substantially the same as any such benefits provided to Executive immediately prior to the Effective Date by the Company under group insurance plans or otherwise, to the extent permissible under the terms of such plans to do so and if such coverage is not permitted, amounts necessary for premium payments for such coverage; (B) the continuation of Executive's car allowance, and club membership fees, if any (or an amount sufficient to cover such continued car allowance and club membership fees); and (III) the Tax Gross-Up Amount, if applicable. Except as specifically provided herein, no other payments or benefits will be furnished or paid, and all contributions or deductions, if any (other than deductions made in connection with the benefits specifically provided for herein, if any), shall cease as of the Effective Date.

                   The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason (i) if terminated prior to a Change in Control without Cause at the direction of a person or entity who or that has entered into an agreement with the Company the consummation of which will constitute a Change in Control or (ii) if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) if the circumstance or event that constitutes Good Reason occurs at the direction of such person or entity.

         7. Not an Employment Agreement; Superceding Effect. This Agreement shall not be construed as creating an express or implied contract of employment. This Agreement shall supercede any severance agreement previously entered into or obligation otherwise agreed to between the parties hereto with respect to severance payments.

         8.    Successors; Binding Agreement.

                   (a) In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets (or a combination thereof) of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive the payments described in Section 5 that would be payable upon termination by the Executive for Good Reason immediately after a Change in Control.

                   (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives and other successors in interest, provided that this Agreement may not be assigned by Executive. If
Executive dies while any amount (other than an amount that by its terms is to terminate upon his death) would still be payable to him hereunder if he was still living, all such amounts shall be paid in accordance with this Agreement to the executors, personal representatives, or administrators of the Executive's estate.

         9. Fees. The Company shall pay to Executive all legal fees and expenses incurred by Executive as a result of Executive's termination (including al such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code, to any payment or benefit provided hereunder) unless such termination is (i) by the Company for Cause; (ii) by reason of death, total disability or retirement, or
(iii) by the Executive without Good Reason.

         10. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless so agreed by the parties in writing. No waiver shall be deemed a waiver of the same or any other provision at the same or any other time. This Agreement sets forth the entire agreement of the parties regarding its subject matter. This Agreement shall be governed by the laws of the State of Missouri other than the conflicts of law provisions thereof. All payments provided for hereunder shall be made net of any applicable withholding requirements of federal, state, or local law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date set forth above.



                          MAVERICK TUBE CORPORATION



                          By:_______________________________
                          Title:____________________________


                          Executive:


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